Exhibit 20.3
Page 1 of 3

Navistar Financial 1994-C Owner Trust
For the Month of February 1997
Distribution Date of March 20, 1997

Original Pool Amount                     $315,029,921.60

Beginning Pool Balance                   $108,402,533.31
Beginning Pool Factor                          0.3441023

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)     $7,291,493.36
  Interest Collected                         $777,217.02

Additional Deposits:
  Repurchase Amounts                           $8,063.23
  Liquidation Proceeds/Recoveries            $127,816.00
Total Additional Deposits                    $135,879.23

Repos/Chargeoffs                              $31,177.11
Aggregate Number of Notes Charged Off                 38

Total Available Funds                      $8,204,589.61

Ending Pool Balance                      $101,071,799.61
Ending Pool Factor                             0.3208324

Servicing Fee                                 $90,335.44

Repayment of Servicer Advances                     $0.00

Reserve Account:
  Beginning Balance (See Memo Item)        $6,641,727.87
  Target Percentage                                 6.00%
  Target Balance                                     N/A
  Minimum Balance                          $6,615,628.35
  (Release)/Deposit                          ($26,099.52)
  Ending Balance                           $6,615,628.35

Current Weighted Average APR:                      9.576%
Current Weighted Average Remaining Term (months):  25.90

                                           Dollars       Notes
Delinquencies:
Installments:
     1-30 days                           1,426,531.34      773
    31-60 days                             202,438.08      165
    60+ days                               102,446.67       47

    Total                                1,731,416.09      791

  Balances: 60+ days                       824,813.00       47

Memo Item - Reserve Account
  Prior Month                           $6,615,628.35
  + Invest. Income                          26,099.52
  + Transfer from Collections Account            0.00
  Beginning Balance                     $6,641,727.87

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Month of February 1997

                                                               NOTES
                                      TOTAL          CLASS A-1       CLASS A-2     CERTIFICATES
Original Pool Amount
 Distributions:                 $315,029,921.60  $207,000,000.00  $97,000,000.00  $11,029,921.60
 Distribution Percentages (1)                             76.76%          19.74%           3.50%
 Coupon                                                   7.650%          8.000%          8.300%

Beginning Pool Balance          $108,402,533.31
Ending Pool Balance             $101,071,799.61

Collected Principal               $7,299,556.59
Collected Interest                  $777,217.02
Charge-Offs                          $31,177.11
Liquidation Proceeds/Recoveries     $127,816.00
Servicing                            $90,335.44
Cash Transfer (to)/from Reserve Account   $0.00
Total Collections Available
    for Debt Service              $8,114,254.17

Beginning Balance               $108,089,510.13    $5,626,796.95  $97,000,000.00   $5,462,713.18

Interest Due                        $720,321.27       $35,870.83     $646,666.67      $37,783.77
Interest Paid                       $720,321.27       $35,870.83     $646,666.67      $37,783.77
Principal Due                     $7,330,733.70    $5,626,796.95   $1,447,361.07     $256,575.68
Principal Paid                    $7,330,733.70    $5,626,796.95   $1,447,361.07     $256,575.68

Ending Balance                  $100,758,776.43            $0.00  $95,552,638.93   $5,206,137.51
Note/Certificate Pool Factor
  (Ending Balance/Original Pool Amount)             0.0000000000    0.9850787519    0.4720013155

Total Distributions               $8,051,054.97    $5,662,667.78   $2,094,027.74     $294,359.45

Interest Shortfall                        $0.00            $0.00           $0.00           $0.00
Principal Shortfall                       $0.00            $0.00           $0.00           $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00           $0.00           $0.00

Excess Servicing                     $63,199.20

Beginning Reserve Account Balance $6,641,727.87   see also Memo Item on Page 1 regarding reserve account
(Release)/Draw                      ($26,099.52)
Ending Reserve Account Balance    $6,615,628.35

(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1995, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994-C Owner Trust
For the Month of February 1997

Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                                 5                4                3                2                1
                              Oct 1996         Nov 1996         Dec 1996         Jan 1997         Feb 1997

Beg. Pool Balance          $134,498,385.49  $127,872,259.24  $121,849,343.22  $114,162,032.78  $108,402,533.31

A) Loss Trigger:
Principal of Contracts
  Charged off                  $283,022.12       $59,372.73       $91,127.94       $56,782.84       $31,177.11
Recoveries                     $329,866.43       $67,211.94      $255,941.07       $97,061.63      $127,816.00

Total Charged off
  (Months 5,4,3)               $433,522.79
Total Recoveries
  (Months 3,2,1)                480,818.70
Net Loss/(Recoveries)
  for 3 Mos.                   $(47,295.91)(a)

Total Balance
  (Months 5,4,3)           $384,219,987.95(b)

Loss Ratio Annualized [(a/b)(12)]  -0.1477%

Trigger:
  Is Ratio> 1.5%                        No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                $1,074,290.67     $677,140.43     $824,813.00
   As % of Beginning Pool Balance                                   0.88165%        0.59314%        0.76088%
   Three Month Average                                              0.60717%        0.66350%        0.74522%

Trigger: Is Average> 2.0%               No

C) Noteholders Percent Trigger:     2.1000%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%             No

Navistar Financial Corporation


by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer